                                                                    Exhibit 10.2

                          EMPLOYEE BENEFITS AGREEMENT

                                    between

                           NATIONAL DATA CORPORATION

                                      and

                             GLOBAL PAYMENTS INC.


                               JANUARY 31, 2001



       _________________________________________________________________

                          EMPLOYEE BENEFITS AGREEMENT


                               TABLE OF CONTENTS

ARTICLE I  DEFINITIONS.................................................................   1
 1.01  Definitions.....................................................................   1

ARTICLE II  GENERAL PRINCIPLES.........................................................   5
 2.01  Assumption of Liabilities.......................................................   5
 2.02  Establishment of Global Payments Plans and Related Trusts.......................   5
 2.03  Terms of Participation by Global Payments Individuals in Global Payments Plans..   5

ARTICLE III  DEFINED BENEFIT PLANS.....................................................   6
 3.01  Creation of Global Payments Pension Plan........................................   6
 3.02  Transfer of Assets and Liabilities from NDC Pension Plan........................   6
 3.03  Cooperation.....................................................................   7
 3.04  Result of Transfer of Assets and Liabilities....................................   7

ARTICLE IV  DEFINED CONTRIBUTION PLANS.................................................   8
 4.01  Creation of Global Payments 401(k) Plan.........................................   8
 4.02  Transfer of Assets and Liabilities from NDC 401(k) Plan.........................   8
 4.03  Cooperation.....................................................................   9
 4.04  Result of Transfer of Assets and Liabilities....................................   9

ARTICLE V  HEALTH AND WELFARE PLANS....................................................   9
 5.01  General Provisions .............................................................   9
 5.02  Insurance Contracts.............................................................  11
 5.03  Post-Distribution -Transitional Arrangements....................................  11

ARTICLE VI  EQUITY COMPENSATION AND SERP BENEFITS......................................  12
 6.01  Stock Options...................................................................  12
 6.02  Restricted Stock................................................................  14
 6.03  Employee Stock Purchase Plan....................................................  15
 6.04  Supplemental Executive Retirement Plan..........................................  15

ARTICLE VII  GENERAL AND ADMINISTRATIVE................................................  17
 7.01  Non-Termination of Employment, No Third-Party Beneficiaries                       17
 7.02  Beneficiary Designatins.........................................................  17
 7.03  Consent of Third Parties........................................................  17
 7.04  Sharing of Participant Information..............................................  17
 7.05  Indemnity.......................................................................  18

ARTICLE VIII  MISCELLANEOUS............................................................  19
 8.01  Effect if Distribution Does Not Occur...........................................  19
 8.02  Relationship of Parties.........................................................  19
 8.03  Affiliates......................................................................  19
 8.04  Governing Law...................................................................  20
 8.05  Entire Agreement, Construction..................................................  20
 8.06  Expenses........................................................................  20
 8.07  Notices.........................................................................  20
 8.08  Disputes........................................................................  21
 8.09  Amendment and Waiver............................................................  21
 8.10  Assignment......................................................................  21
 8.11  Captions........................................................................  21
 8.12  Severability....................................................................  21
 8.13  Parties in Interest.............................................................  22
 8.14  Schedules.......................................................................  22
 8.15  Waivers, Remedies...............................................................  22
 8.16  Further Assurances and Consents.................................................  22
 8.17  Counterparts....................................................................  23

                          EMPLOYEE BENEFITS AGREEMENT


     This EMPLOYEE BENEFITS AGREEMENT ("Agreement") dated as of January 31, 2001 by and between National Data Corporation, a Delaware corporation ("NDC"), and Global Payments Inc., a Georgia corporation ("Global Payments"). Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in Article I hereof or as assigned to them in the Distribution Agreement (as defined below).

                                   BACKGROUND

     A. The Board of Directors of NDC has determined that it is in the best interests of NDC and its stockholders to separate NDC and its subsidiary, Global Payments, such that Global Payments will be an independent business entity (the "Distribution");

     B. In furtherance of the foregoing, NDC and Global Payments have entered into a distribution agreement, dated as of the date hereof (the "Distribution Agreement"), and certain other agreements that will govern certain matters relating to the Distribution and the relationship of NDC and Global Payments, and their respective Subsidiaries following the Distribution; and

     C. Pursuant to the Distribution Agreement, NDC and Global Payments have agreed to enter into this agreement allocating between them the assets, liabilities and responsibilities with respect to certain employee compensation and benefit plans and programs.

     NOW, THEREFORE, the parties, in consideration of the foregoing premises and the mutual agreements and covenants contained in this Agreement, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     Section 1.01  Definitions.  As used herein, the following terms have the
                   -----------
following meanings:

     "Agreement" means this Employee Benefits Agreement.

     "Benefit Liabilities" means any Liabilities (as defined in the Distribution Agreement) relating to any contributions, compensation or other benefits accrued or payable under any profit sharing, pension, savings, deferred compensation, fringe benefit, insurance, medical, medical reimbursement, life, disability, accident, post-retirement health or welfare benefit, stock option, stock purchase, sick pay, vacation, employment, severance, termination or other compensation or benefit plan, agreement, contract, policy, trust fund or arrangement.

     "Close of the Distribution Date" means 11:59:59 P.M., Eastern Standard Time or Eastern Daylight Time (whichever shall then be in effect), on the Distribution Date.

     "COBRA" means the continuation coverage requirements for "group health plans" under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Code Section 4980B and ERISA Sections 601 through 608.

     "Code" means the Internal Revenue Code of 1986, as amended, or any successor federal income tax law. Reference to a specific Code provision also includes any proposed, temporary, or final regulation in force under that provision.

     "Distribution" shall have the same meaning as in the Distribution
Agreement.

     "Distribution Agreement" is defined in the third paragraph of the preamble of this Agreement.

     "Distribution Date" means the date upon which the Distribution shall be effective, as determined by the Board of Directors of NDC.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended. Reference to a specific provision of ERISA also includes any proposed, temporary, or final regulation in force under that provision.

     "Ex-Dividend Date" means the trading day on which the Global Payments Common Stock is first reported on a "regular way" basis on the New York Stock Exchange - Composite Transactions Tape.

     "Global Payments Employee" means any individual (i) who, Immediately After the Distribution Date, is either actively employed by or on leave of absence from Global Payments or a Global Payments Entity, or (ii) was employed exclusively by a member of the Global Payments Group as of the Distribution Date, but was absent from work on the Distribution Date for any reason.

     "Global Payments Employee Stock Purchase Plan" means the employee stock purchase plan to be established by Global Payments pursuant to Section 2.02.

     "Global Payments Entity" means any Person that is, at the relevant time, a Subsidiary of Global Payments or is otherwise controlled, directly or indirectly, by Global Payments.

     "Global Payments Group" shall have the same meaning as in the Distribution Agreement.

     "Global Payments 401(k) Plan." See Section 4.01.

     "Global Payments 401(k) Participant."   See Section 4.01.

     "Global Payments Health and Welfare Plan Participant."  See Section 5.01.

     "Global Payments Long-Term Incentive Plan" means the plan or program established by Global Payments pursuant to Section 2.02 consisting of a long-term incentive plan that corresponds to the National Data Corporation 2000 Long-Term Incentive Plan.

     "Global Payments Pension Plan."  See Section 3.01.

     "Global Payments Pension Participant."  See Section 3.01.

     "Global Payments Price Ratio" means the amount obtained by dividing the NDC Pre-Distribution Stock Value by the Global Payments Stock Value.

     "Global Payments Stock Value" means the opening price of the Global Payments Common Stock, trading "regular way", as reported on the New York Stock Exchange -Composite Transactions Tape on the Ex-Dividend Date.

     "Group Life Program," when immediately preceded by "NDC," means the National Data Corporation group life insurance programs, policies and arrangements, including accidental death and dismemberment, and travel accident. When immediately preceded by "Global Payments," Group Life Program means the life insurance programs, policies and arrangements to be established by Global Payments pursuant to Section 2.02 that correspond to the respective NDC Group Life Program.

     "GUST" means, collectively, the General Agreement on Tariffs and Trade (Uruguay Round Agreements Act), the Uniform Services Employment and Re-employment Rights Act of 1994, the Small Business Job Protection Act, and the Taxpayer Relief Act of 1997.

     "Health and Welfare Plans," when immediately preceded by "NDC," means the health and welfare plans established and maintained by NDC for the benefit of employees and retirees of NDC and certain NDC Entities, and such other welfare plans or programs as may apply to such employees and retirees as of the Distribution Date. When immediately preceded by "Global Payments," Health and Welfare Plans means the health and welfare plans to be established by Global Payments pursuant to Section 2.02 that correspond to the respective NDC Health and Welfare Plans.

     "Immediately After the Distribution Date" means 12:00 A.M., Eastern Standard Time or Eastern Daylight Time (whichever shall then be in effect), on the day after the Distribution Date.

     "IRS" means the Internal Revenue Service.

     "NDC Entity" means any entity that is, at the relevant time, an Affiliate of NDC, except that, for periods beginning Immediately After the Distribution Date, the term "NDC Entity" shall not include Global Payments or a Global Payments Entity.

     "NDC Dental Plan" means the Dental Benefits under the National Data Corporation Employee Health and Welfare Benefits Plan, as amended as restated effective November 1, 2000.

     "NDC Medical Plan" means the Medical Benefits under the National Data Corporation Employee Health and Welfare Benefits Plan, as amended as restated effective November 1, 2000.

     "NDC Vision Plan" means the Vision Benefits under the National Data Corporation Employee Health and Welfare Benefits Plan, as amended as restated effective November 1, 2000.

     "NDC Pension Plan" means the National Data Corporation Employees Retirement Plan.

     "NDC 401(k) Plan" means the National Data Corporation Employee Savings
Plan.

     "NDC Equity Incentive Plans" means the plans under which options to acquire NDC Common Stock or awards of restricted stock are outstanding as of the Close of the Distribution Date, including some or all of the following plans: (i) the National Data Corporation 2000 Long-Term Incentive Plan, (ii) the National Data Corporation 1997 Stock Option Plan, (iii) the National Data Corporation 1987 Stock Option Plan, as amended, (iv) the National Data Corporation 1984 Non-Employee Director Stock Option Plan, (v) the Amended and Restated C.I.S. Technologies, Inc. Employee Stock Option Plan, (vi) the C.I.S. Technologies, Inc. HCC Management Stock Option Plan, (vii) the Amended and Restated C.I.S. Technologies, Inc. Stock Option Plan, (viii) the C.I.S. Technologies, Inc. 1995 Stock Incentive Plan, (ix) the Physician Support Systems, Inc. Amended and Restated 1996 Stock Option Plan, (x) the National Data Corporation 1983 Restricted Stock Plan, as amended, and (xi) the Synergistic Systems, Inc. Stock Option Plan.

     "NDC Price Ratio" means the amount obtained by dividing the NDC Pre-Distribution Stock Value by the NDC Post-Distribution Stock Value.

     "NDC Pre-Distribution Stock Value" means the closing price of the NDC Common Stock, trading "regular way", as reported on the New York Stock Exchange
- - Composite Transactions Tape on the trading day immediately prior to the Ex-Dividend Date.

     "NDC Post-Distribution Stock Value" means the opening price of the NDC Common Stock, trading "regular way", as reported on the New York Stock Exchange
- - Composite Transactions Tape on the Ex-Dividend Date.

     "NDC SERP" means the NDC Supplemental Executive Retirement Plan.

     "Option," when immediately preceded by "NDC," means an option to purchase NDC Common Stock pursuant to an NDC Equity Incentive Plan. When immediately preceded by "Global Payments," Option means an option to purchase Global Payments Common Stock pursuant to the Global Payments Long-Term Incentive Plan.

     "Plan," when immediately preceded by "NDC" or "Global Payments," means any plan, policy, program, payroll practice, on-going arrangement, contract, trust, insurance policy or other agreement or funding vehicle providing benefits to employees or former employees of NDC or an NDC Entity, or Global Payments or a Global Payments Entity, as applicable.

                                  ARTICLE II
                              GENERAL PRINCIPLES

     Section 2.01  Assumption of Liabilities.  Except as otherwise expressly
                   -------------------------
provided in this Agreement, Global Payments hereby assumes and agrees to pay, perform, fulfill and discharge, in accordance with their respective terms, all of the following (regardless of when or where such Benefit Liabilities arose or arise or were or are incurred): (i) all Benefit Liabilities to or relating to Global Payments Employees, and their respective dependents and beneficiaries, in each case relating to, arising out of or resulting from employment by NDC, an NDC Entity, Global Payments or a Global Payments Entity before the Distribution Date (including Benefit Liabilities under NDC Plans and Global Payments Plans);
(ii) all other Benefit Liabilities to or relating to Global Payments Employees, and their respective dependents and beneficiaries, to the extent relating to, arising out of or resulting from future or present employment with Global Payments or a Global Payments Entity (including Benefit Liabilities under NDC Plans and Global Payments Plans); and (iii) all other Benefit Liabilities relating to, arising out of or resulting from obligations, liabilities and responsibilities expressly assumed or retained by Global Payments, a Global Payments Entity, or a Global Payments Plan pursuant to this Agreement.

     Section 2.02  Establishment of Global Payments Plans and Related Trusts.
                   ---------------------------------------------------------
Effective prior to or Immediately After the Distribution Date, Global Payments shall adopt, or cause to be adopted, the Global Payments 401(k) Plan and its related trust, the Global Payments Pension Plan, the Global Payments Employee Stock Purchase Plan, the Global Payments Long-Term Incentive Plan, and the Global Payments Health and Welfare Plans for the benefit of the Global Payments Employees and other current and future employees of Global Payments and the Global Payments Entities. Subject to the provisions of Section 4.01 regarding the Global Payments 401(k) Plan, Section 3.01 regarding the Global Payments Pension Plan, Section 6.02 regarding the Global Payments Long-Term Incentive Plan, Section 6.03 regarding the Global Payments Employee Stock Purchase Plan and Section 5.01(b) regarding the Global Payments Health and Welfare Plans, the foregoing Global Payments Plans as in effect. Immediately After the Distribution Date shall be substantially similar in all material respects to the corresponding NDC Plans as in effect as of the Distribution Date.

     Section 2.03  Terms of Participation by Global Payments Employees in Global
                   -------------------------------------------------------------
Payments Plans.  The Global Payments Plans shall be, with respect to Global
- --------------
Payments Employees, in all respects the successors in interest to, and shall not provide benefits that duplicate benefits provided by, the corresponding NDC Plans. NDC and Global Payments shall agree on methods and procedures, including amending the respective Plan documents and/or requesting approvals or consents of Global Payments Employees where the parties deem appropriate, to prevent Global Payments Employees from receiving duplicative benefits from the NDC Plans and the Global Payments Plans. With respect to Global Payments Employees, each Global Payments

Plan shall provide that all service, all compensation and all other factors affecting benefit determinations that, as of the Close of the Distribution Date, were recognized under the corresponding NDC Plan shall, as of Immediately After the Distribution Date, receive full recognition, credit, and validity and be taken into account under such Global Payments Plan to the same extent as if such factors were applicable under such Global Payments Plan, except to the extent that duplication of benefits would result.


                                  ARTICLE III
                             DEFINED BENEFIT PLANS

     Section 3.01  Creation of Global Payments Pension Plan.  At or prior to the
                   -----------------------------------------
Distribution Date, Global Payments shall establish a defined benefit pension plan (the "Global Payments Pension Plan") for the benefit of (i) each Global Payments Employee who immediately prior to the Distribution Date was a participant in the NDC Pension Plan; and (ii) any former employee of NDC or an NDC Entity who is designated in writing by NDC and Global Payments as being a Global Payments Pension Participant, and the persons so included in clauses (i) and (ii) shall be referred to as "Global Payments Pension Participants." As of the Distribution Date, the Global Payments Pension Plan shall (x) be substantially similar to the NDC Pension Plan in all material respects; (y) recognize for all purposes thereunder the service of the Global Payments Pension Participants that was recognized under the NDC Pension Plan, provided, however, that until the transfer described in Section 3.02 occurs, the total accrued benefit payable under the Global Payments Pension Plan (taking into account service recognized under the NDC Pension Plan) shall be offset by the benefit accrued under the NDC Pension Plan as of the Distribution Date, calculated as if the Global Payments Pension Participants terminated employment as of the earlier of (A) the Distribution Date, or (B) their actual date of termination of employment with NDC and all of its subsidiaries; and (z) provide that upon the transfer described in Section 3.02, the benefit liabilities of the Global Payments Pension Participants under the Global Payments Pension Plan shall in no event be less than their benefit liabilities under the NDC Pension Plan as of the Distribution Date.

     Section 3.02  Transfer of Assets and Liabilities from NDC Pension Plan.
                   --------------------------------------------------------

          (a) Transfer of Assets.  NDC shall cause to be transferred from the
              -------------------
trust under the NDC Pension Plan to the trust under the Global Payments Pension Plan assets, the value of which shall be equal to (i) times (ii), where (i) equals the fair market value of the assets of the NDC Pension Plan on the date of actual transfer of assets from the NDC Pension Plan to the Global Payments Pension Plan, and (ii) equals a fraction, the numerator of which is the present value of the benefit liabilities on a termination basis (as hereafter defined) of the Global Payments Pension Participants as of the Distribution Date, and the denominator of which is the present value of all benefit liabilities on a termination basis (as hereafter defined) of all NDC Pension Plan participants as of the Distribution Date. "Benefit liabilities on a termination basis" shall mean those benefit liabilities, as defined in ERISA Section 4001(a)(16), to which the participants would be entitled under Section 4044 of ERISA if the plan were terminated in accordance with ERISA Section 4041 as of the Distribution Date. It is the parties' intent that this transfer will satisfy Section 414(l) of the Code if the NDC Pension Plan is under-funded on a termination basis as of the Distribution Date, and that this transfer will include a pro rata share of surplus if the NDC Pension Plan is over-funded on a termination basis as of the Distribution Date. In NDC's sole and absolute discretion, the amount so transferred may be in cash or in kind or a combination thereof.

     (b) Adjustment for Receipts and Disbursements.  The amount to be
         -----------------------------------------
transferred shall be equitably adjusted to take into account non-investment receipts and disbursements of the NDC Pension Plan after the Distribution Date but before the date of transfer provided for in Section 3.02(a), such as pension payments and employer contributions.

     (c) Pre-conditions to Transfer.  The transfer of assets provided for in
         --------------------------
Section 3.02(a) shall take place as soon as practicable after the Distribution Date; provided, however, that such transfer shall not occur until (i) Global Payments provides to NDC an acceptable opinion of counsel with respect to the qualification of the Global Payments Pension Plan under Section 401(a) of the Code; (ii) NDC provides to Global Payments an acceptable opinion of counsel with respect to the qualification of the NDC Pension Plan under Section 401(a) of the Code, as amended to (A) comply with changes to the qualification requirements of
Section 401(a) of the Code made pursuant to GUST and other applicable laws, and
(B) provide for the transfer of assets and liabilities referred to in this Section, and (iii) the receipt of any other necessary governmental approval.

     3.03 Cooperation. Pending the completion of the transfer described in this
          -----------
Section, NDC, with the cooperation of Global Payments shall make arrangements for any required benefit payments to the Global Payments Pension Participants from the NDC Pension Plan. NDC and Global Payments shall provide each other with access to information reasonably necessary in order to carry out the provisions of this Section. If any benefit with respect to a Global Payments Pension Participant under the NDC Pension Plan is subject to a qualified domestic relations order at the time of transfer, all documentation concerning such qualified domestic relations order shall be assigned to the Global Payments Pension Plan.


     3.04 Result of Transfer of Assets and Liabilities.  Upon the completion of
          --------------------------------------------
the transfer of assets and benefit liabilities, the Global Payments Pension Plan shall assume the benefit liabilities under the NDC Pension Plan with respect to the Global Payments Pension Participants, and neither the NDC Pension nor NDC nor any NDC Entity shall have any further obligation or responsibility with respect to such benefit liabilities, which shall be considered for all purposes as having been satisfied as a result of such transfer.

                                   ARTICLE IV
                           DEFINED CONTRIBUTION PLANS

     Section 4.01  Creation of Global Payments 401(k) Plan.
                   ---------------------------------------

     (a) Creation of Global Payments 401(k) Plan.  At or prior to the
         ---------------------------------------
Distribution Date, Global Payments shall establish a qualified 401(k) plan (the "Global Payments 401(k) Plan") for the benefit of (i) each Global Payments Employee; and (ii) any former employee of NDC or an NDC Entity who is designated in writing by NDC and Global Payments as being a Global Payments 401(k) Participant, and the persons so included in clauses (i) and (ii) shall be referred to as "Global Payments 401(k) Participants." As of the Distribution Date, the Global Payments 401(k) Plan shall (i) be substantially similar to the NDC 401(k) Plan in all material respects; (ii) recognize for all purposes thereunder the service of the Global Payments 401(k) Participants that was recognized under the NDC 401(k) Plan, and (iii) provide that upon the transfer described in Section 4.02, the account balances of the Global Payments 401(k) Participants under the Global Payments 401(k) Plan shall in no event be less than their account balances under the NDC 401(k) Plan immediately prior to such transfer (whether vested or non-vested).

     (b) NDC and Global Payments Stock.  The Global Payments 401(k) Plan shall
         -----------------------------
provide that after the Distribution Date, all or any portion of the NDC Common Stock transferred to the Global Payments 401(k) Plan may be liquidated and reinvested by Global Payments 401(k) Participants in any other investment option offered under the Global Payments 401(k) Plan, subject to the terms of the Global Payments 401(k) Plan. The NDC 401(k) Plan shall provide that after the Distribution Date, all or any portion of the Global Payments Common Stock received by the NDC 401(k) Plan may be liquidated and reinvested by NDC 401(k) Participants in any other investment option offered under the NDC 401(k) Plan, subject to the terms of the NDC 401(k) Plan.

     Section 4.02  Transfer of Assets and Liabilities from NDC 401(k) Plan.
                   -------------------------------------------------------

     (a) Transfer of Assets.  NDC shall cause to be transferred from the trust
         ------------------
under the NDC 401(k) Plan to the trust under the Global Payments 401(k) Plan assets, the value of which shall be equal to the liability for the account balances with respect to the Global Payments 401(k) Participants. Such transfer shall be subject to the requirements of Section 414(l) of the Code and Section 208 of ERISA. The assets so transferred shall reflect the investment elections and participant loans made by Global Payments 401(k) Participants under the NDC 401(k) Plan.

     (b) Adjustment for Payments.  The amount to be transferred shall be reduced
         -----------------------
by the amount of any payments made with respect to the Global Payments 401(k) Participants after the Distribution Date but before the date of transfer provided for in Section 3.02(a).

     (c) Pre-conditions to Transfer.  The transfer of assets provided for in
         --------------------------
Section 4.02(a) shall take place as soon as practicable after the Distribution Date; provided, however, that such transfer shall not occur until (i) Global Payments provides to NDC an acceptable opinion of counsel with respect to the qualification of the Global Payments 401(k) Plan under Sections

401(a) and 401(k) of the Code; and (ii) NDC provides to Global Payments an acceptable opinion of counsel with respect to the qualification of the NDC 401(k) Plan under Sections 401(a) and 401(k) of the Code, as amended to (A) comply with changes to the qualification requirements of Section 401(a) of the Code made pursuant to GUST and other applicable laws, and (B) provide for the transfer of assets and liabilities referred to in this Section, and (iii) the receipt of any other necessary governmental approval.

     Section 4.03   Cooperation.
                    -----------

     (a) Benefit Payments.  Pending the completion of the transfer described in
         ----------------
this Section, NDC and Global Payments shall make arrangements for any required benefit payments to the Global Payments 401(k) Participants from the NDC 401(k) Plan. NDC and Global Payments shall provide each other with access to information reasonably necessary in order to carry out the provisions of this Section.


     (b) QDROs.  If any benefit with respect to a Global Payments 401(k)
         -----
Participant under the NDC 401(k) Plan is subject to a qualified domestic relations order at the time of transfer, all documentation concerning and liability arising from such qualified domestic relations order shall be assigned to the Global Payments 401(k) Plan.

     (c) Promissory Notes.  If any promissory note representing an outstanding
         ----------------
loan from the NDC 401(k) Plan is transferred to the Global Payments 401(k) Plan pursuant to Section 4.02(a) above, all of the documentation regarding such loan, including the promissory note and amortization and payment schedules shall be transferred to the administrator of the Global Payments 401(k) Plan immediately following the Distribution Date.

     Section 4.04   Result of Transfer of Assets and Liabilities.  Upon the
                    --------------------------------------------
completion of the transfer of assets and benefit liabilities, the Global Payments 401(k) Plan shall be deemed to have assumed the Benefit Liabilities under the NDC 401(k) Plan with respect to the Global Payments 401(k) Participants, and neither the NDC 401(k) Plan nor NDC nor any NDC Entity shall have any further obligation or responsibility with respect to such benefit liabilities, which shall be considered for all purposes as having been satisfied as a result of such transfer.

                                   ARTICLE V
                           HEALTH AND WELFARE PLANS

     Section 5.01  General Provisions.
                   ------------------

     (a) Cessation of Coverage. Effective as of the Distribution Date, all
         ----------------------
Global Payments Health and Welfare Plan Participants, together with dependents and survivors thereof, shall cease to be covered by the NDC Health and Welfare Plans.

     (b) Assumption of Health and Welfare Plan Liabilities.  The following
         -------------------------------------------------
persons shall be referred to as "Global Payments Health and Welfare Plan Participants": (i) each Global Payments Employee; (ii) each former employee of NDC or an NDC Entity whose last employment was with a member of the Global Payments Group; and (iii) any other person who is designated in writing by NDC and Global Payments as being a Global Payments Health and Welfare Plan Participant. Except as otherwise expressly provided in this Article V, Immediately After the Distribution Date, all Benefit Liabilities relating to Global Payments Health and Welfare Plan Participants under the NDC Health and Welfare Plans shall cease to be Benefit Liabilities of the NDC Health and Welfare Plans and shall be assumed by the corresponding Global Payments Health and Welfare Plans. The Benefit Liabilities to be transferred include but are not limited to (i) all liability for claims incurred prior to but not paid as of the Distribution Date for the Global Payments Health and Welfare Plan Participants; (ii) COBRA health care continuation coverage for each Global Payments Health and Welfare Plan Participant; (iii) short-term and long-term disability claims of all Global Payments Health and Welfare Plan Participants arising from disabilities that occurred prior to the Distribution Date; (iv) accrued but unused vacation days as of the Distribution Date; and (v) all liability for claims incurred but not paid prior to the Distribution Date under any flexible spending accounts maintained by NDC or any NDC Entity pursuant to Section 125 of the Code. The Benefit Liabilities to be transferred shall not include liability for claims incurred under the NDC Group Life Program as of the Distribution Date. The obligation of Global Payments Health and Welfare Plans to assume any of such Benefit Liabilities that are fully insured is contingent upon Global Payments' insurance carrier agreeing to cover such Liabilities.

     (c) Postretirement Life Insurance Benefits.  Immediately After the
         --------------------------------------
Distribution Date, all Benefit Liabilities relating to life insurance provided under any NDC Health and Welfare Plan to retired employees who are designated as Global Payments Pension Participants shall cease to be Benefit Liabilities of the NDC Health and Welfare Plans and shall be assumed by the corresponding Global Payments Health and Welfare Plans, but only if Global Payments' insurance carrier agrees to cover such Benefit Liabilities.

     (d) Certain Health and Welfare Plans.  Notwithstanding Section 5.02(b), the
         --------------------------------
aggregate NDC Medical Plan accrued liability account for NDC and all subsidiaries immediately prior to the Distribution will be allocated between NDC and Global Payments based upon the relative payrolls for the current fiscal year to the Distribution Date for the businesses being conveyed to Global Payments in the Distribution and the businesses being retained by NDC following the Distribution. A similar procedure shall be followed for the NDC Dental Plan and the NDC Vision Plan.

     (e) Flexible Spending Accounts..  If, as of the Distribution Date, the
         ---------------------------
aggregate compensation withheld during the current plan year for all Global Payments Health and Welfare Participants under any flexible spending accounts maintained by NDC or any NDC Entity pursuant to Section 125 of the Code, minus the aggregate payments to all of such Participants from such accounts for the current plan year, is positive, then, as soon as practicable following the Distribution Date, NDC shall transfer to Global Payments an amount equal to such positive amount. If, as of the Distribution Date, such aggregate compensation withheld, minus such aggregate payments, is negative, then, as soon as practicable following the Distribution Date, Global Payments shall transfer to NDC an amount equal to such negative amount.

     Section 5.02  Insurance Contracts.
                   -------------------

     (a) NDC shall use its best efforts to have each insurance carrier that insures an NDC Health or Welfare Plan (including the issuer of any stop-loss policy) issue a policy to Global Payments that is identical to the corresponding NDC policy (except for the identity of the named insured) effective Immediately After the Distribution Date for the Global Payments Health and Welfare Plan Participants. Each such policy shall be effective for the portion of the policy year that begins Immediately After the Distribution Date.

     (b) Effect of Change in Rates.  NDC and Global Payments shall use their
         -------------------------
reasonable efforts to cause each of the insurance companies, point-of-service vendors and third-party administrators providing services and benefits under the NDC Health and Welfare Plans and the Global Payments Health and Welfare Plans to maintain the premium and/or administrative rates based on the aggregate number of participants in both the NDC Health and Welfare Plans and the Global Payments Health and Welfare Plans through the expiration of the financial fee or rate guarantees in effect as of the Close of the Distribution Date. To the extent they are not successful in such efforts, NDC and Global Payments shall each bear the revised premium or administrative rates attributable to the individuals covered by their respective Health and Welfare Plans.

     Section 5.03  Post-Distribution-Transitional Arrangements.
                   -------------------------------------------

     (a) Continuance of Elections, Co-Payments and Maximum Benefits.
         ----------------------------------------------------------

          (i) Global Payments shall cause the Global Payments Health and Welfare Plans to recognize and maintain all coverage and contribution elections made by Global Payments Health and Welfare Plan Participants under the NDC Health and Welfare Plans and apply such elections under the Global Payments Health and Welfare Plans for the remainder of the period or periods for which such elections are by their terms applicable. The transfer or other movement of employment from NDC to Global Payments at any time before the Close of the Distribution Date shall neither constitute nor be treated as a "status change" under the NDC Health and Welfare Plans or the Global Payments Health and Welfare Plans.

          (ii) Global Payments shall cause the Global Payments Health and Welfare Plans to recognize and give credit for (A) all amounts applied to deductibles, out-of-pocket maximums, and other applicable benefit coverage limits with respect to which such expenses have been incurred by Global Payments Health and Welfare Plan Participants under the NDC Health and Welfare Plans for the remainder of the year (or other applicable limitation period) in which the Distribution occurs, and (B) all benefits paid to Global Payments Health and Welfare Plan Participants under the NDC Health and Welfare Plans for purposes of determining when such persons have reached their lifetime maximum benefits under the Global Payments Health and Welfare Plans.

          (iii) Global Payments shall use reasonable efforts to cause the respective insurance carriers to recognize and maintain all irrevocable assignments and accelerated option elections made by Global Payments Health and Welfare Plan Participants under the NDC Group Life Program.

     (b) Health and Welfare Plans Subrogation Recovery.  After the Close of the
         ---------------------------------------------
Distribution Date, (i) NDC shall pay to Global Payments any amounts NDC recovers from time to time through subrogation or otherwise for claims incurred by or reimbursed to any Global Payments Health and Welfare Plan Participant; and (ii) Global Payments shall pay to NDC any amounts Global Payments recovers from time to time through subrogation or otherwise for claims incurred by or reimbursed to employees and former employees of NDC or an NDC Entity and their respective beneficiaries and dependents (other than Global Payments Health and Welfare Plan Participants).


                                   ARTICLE VI
                     EQUITY COMPENSATION AND SERP BENEFITS

     Section 6.01.  Stock Options.
                    -------------

     (a) NDC Employees.  Except as provided in Section 6.01(c) below, all NDC
         -------------
Options will be adjusted as described below in this Section 6.01(a), so that, immediately after giving effect to the Distribution, the aggregate intrinsic value of the NDC Options will be equal to or less than the aggregate intrinsic value of the NDC Options immediately before giving effect to the Distribution. To accomplish the foregoing, NDC shall cause each NDC Option that is outstanding at the Close of the Distribution Date (other than certain of those held by Robert A. Yellowlees, as provided in Section 6.01(c)) to be adjusted to reflect the effect of the Distribution (each such option shall be called an "Adjusted NDC Option"). Each Adjusted NDC Option shall provide for the option to purchase a number of shares of NDC Common Stock equal to the product of the number of shares of NDC Common Stock subject to the NDC Option as of the Close of the Distribution Date multiplied by the NDC Price Ratio, and then rounded down to the nearest whole share. The per-share exercise price of such Adjusted NDC Option shall equal the quotient obtained by dividing the per-share exercise price of the NDC Option as of the Close of the Distribution Date by the NDC Price Ratio and then rounding up to the nearest cent. Each Adjusted Option shall otherwise have the same terms and conditions as were applicable to the NDC Option as of the Close of the Distribution Date.

     (b) Global Payments Employees.  Solely for purposes of Section 6.01(a), any
         -------------------------
Global Payments Employee holding an NDC Option (or an Adjusted NDC Option) shall be considered as of the Close of the Distribution Date to have incurred a termination of employment with NDC for a reason other than (i) cause, retirement, death or disability or (ii) following a change in control, for purposes of the NDC Equity Incentive Plan under which it was granted and any option agreement or other contract evidencing such NDC Option. Such NDC Option shall be exercisable and subject to termination as provided in such plan, agreement or contract (i.e., in most cases, Adjusted NDC Options held by Global Payments Employees would cease to vest as of the Close of Distribution Date, any of such options that were not vested would be forfeited as of the Close of the Distribution Date and any such options that were vested would expire 90 days or less after the Distribution Date). To the extent that any Global Payments Employee forfeits an NDC Option as a result of the Distribution, either because the NDC Option was unvested at the Close of the Distribution Date or because it was voluntarily surrendered to NDC as of the Close of the Distribution Date, Global Payments will replace such forfeited NDC Option with an option to acquire Global Payments Common Stock (collectively, the "Replacement Global Payments Options") which will have an aggregate intrinsic value equal to or less than the aggregate intrinsic value of the forfeited NDC Options. The Replacement Global Payments Options will have the same vesting and terms as the forfeited NDC Options they replace, except that:

          (i) each Replacement Global Payments Option will be exercisable for that number of whole shares of Global Payments Common Stock equal to the product of the number of shares of NDC Common Stock that were subject to the forfeited NDC Option as of the Close of the Distribution Date multiplied by the Global Payments Price Ratio, rounded down to the nearest whole number of shares of Global Payments Common Stock, and

          (ii) the per share exercise price for the shares of Global Payments Common Stock issuable upon exercise of such Replacement Global Payments Option will be equal to the quotient obtained by dividing the exercise price per share of NDC Common Stock as to which the forfeited NDC Option was exercisable as of the Close of the Distribution Date by the Global Payments Price Ratio, and then rounding up to the nearest whole cent.

     It is the intention of NDC and Global Payments that the Replacement Global Payments Options meet the following criteria: (i) the aggregate intrinsic value of the Replacement Global Payments Options immediately after giving effect to the Distribution will not be greater than the aggregate intrinsic value of the corresponding forfeited NDC Options immediately before giving effect to the Distribution; (ii) with respect to each such Replacement Global Payments Option, the ratio of the exercise price per share to the Global Payments Stock Value will not be not less than the ratio of the exercise price per share of the forfeited NDC Option to the NDC Pre-Distribution Stock Value; and (iii) the Replacement Global Payments Options will otherwise have the same terms and conditions as were applicable to the forfeited NDC Options they replace.

     (c)  Chairman of NDC and Global Payments.  Notwithstanding the above,
          -----------------------------------
because Robert A. Yellowlees will have continuing responsibilities for NDC and Global Payments after the Distribution as the Chairman of their respective Boards of Directors, the NDC Options held by him at the Close of the Distribution Date (other than those NDC Options that will by their terms expire shortly after the Distribution, which will adjusted as provided in Section 6(a)) will be split into options to acquire NDC Common Stock and Global Payments Common Stock, as follows.

     Each NDC Option held by Mr. Yellowlees at the Close of the Distribution Date (other than those NDC Options that will by their terms expire shortly after the Distribution) will be adjusted as follows. The number of shares of NDC Common Stock into which such option is exercisable shall remain unchanged from the number of shares subject to the option as of the Close of the Distribution Date. The per-share exercise price will be adjusted by dividing the same by the NDC Price Ratio and then rounding up to the nearest cent (i.e., such new price will bear the same ratio to the NDC Post-Distribution Stock Value as the former exercise price bore to the NDC Pre-Distribution Stock Value). All other terms of his NDC Options, including the time for vesting and exercise, will remain unchanged.

     In addition, for each NDC Option held by him at the Close of the Distribution Date (other than those NDC Options that will by their terms expire shortly after the Distribution), Global Payments will grant to Mr. Yellowlees an option to acquire the largest number of whole shares of Global Payments Common Stock determined by multiplying (i) the number of shares of NDC Common Stock subject to the NDC Option as of the Close of the Distribution Date, by (ii) the number of shares of Global Payments Common Stock to be distributed for each one share of NDC Common Stock in the Distribution. The per-share exercise price of such Global Payments Option will be determined by dividing the per-share pre-adjustment exercise price of such NDC Option as of the Close of the Distribution Date by the Global Payments Price Ratio and then rounding up to the nearest cent (i.e., such exercise price will bear the same ratio to the Global Payments Stock Value as the exercise price of his corresponding NDC Option bore to the NDC Pre-Distribution Stock Value). All other terms of his Global Payments Options, including the time for vesting and exercise, will be the same as in his adjusted NDC Options.

     The aggregate intrinsic value of Mr. Yellowlees' Global Payments Options and NDC Options immediately after giving effect to the Distribution will not be greater than the aggregate intrinsic value of his NDC Options as of the time immediately before giving effect to the Distribution.

     Section 6.02  Restricted Stock.
                   ----------------

     (a)  NDC Employees.  Restricted stock awards held by NDC employees at the
          -------------
Close of the Distribution Date will not be affected by the Distribution, except that the holders thereof will receive a distribution of Global Payments Common Stock as part of the Distribution. The shares of Global Payments Common Stock distributed in respect of such shares of restricted NDC Common Stock will bear the same restrictions and risks of forfeiture as apply to the shares of restricted NDC Common Stock as to which they were distributed.

     (b)  Global Payments Employees. Solely for purposes of Section 6.02(a), any
          -------------------------
Global Payments Employee holding an NDC restricted stock award shall be considered as of the Close of the Distribution Date to have incurred a termination of employment with NDC for a reason other than (i) cause, retirement, death or disability or (ii) following a change in control, for purposes of the NDC Equity Incentive Plan under which such award was granted and any agreement evidencing such NDC restricted stock award. To the extent that any Global Payments Employee forfeits an NDC restricted stock award as a result of the Distribution, either because the award is automatically forfeited upon the holder's termination of employment from NDC or because the award was voluntarily surrendered to NDC as of the Close of the Distribution Date, Global Payments will replace such forfeited NDC restricted stock award with a Global Payments restricted stock award (collectively, the "Replacement Global Payments Restricted Stock Awards"). Each such Replacement Global Payments Restricted Stock Award shall consist of that number of shares of Global Payments Common Stock determined by dividing the fair market value of the forfeited NDC restricted stock award immediately before giving effect to the Distribution (based on the NDC Pre-Distribution Stock Value) by the Global Payments Stock Value. Such Replacement Global Payments Restricted Stock Awards shall have the same restrictions, terms and conditions (including the remaining vesting periods) as were applicable to the corresponding forfeited NDC restricted stock awards, except that references to employment shall refer to employment by Global Payments or its Affiliates rather than by NDC or its Affiliates. NDC shall use reasonable efforts to cancel any certificates in such Global Payments Employees' names with respect to restricted shares of NDC Common Stock.

     Section 6.03  Employee Stock Purchase Plan.  NDC intends to terminate its
                   ----------------------------
current Employee Stock Purchase Plan at the earlier of the Distribution Date or the end of the current offering period. Until such time, Global Payments Employees (including for this purpose any employee of NDC who is designated as an employee of the Global Payments Group for purposes of the Distribution) shall continue to be eligible for participation in the NDC Employee Stock Purchase Plan. Effective as of the Distribution Date (or such other date as NDC and Global Payments may mutually agree), Global Payments and NDC shall each establish substantially similar Employee Stock Purchase Plans for the benefit of their respective employees after the Distribution.

     Section 6.04  Supplemental Executive Retirement Plan.  At or prior to the
                   --------------------------------------
Distribution Date, Global Payments shall establish a supplemental executive retirement plan (the "Global Payments SERP") for the benefit of each Global Payments Employee who was a participant in the NDC SERP on the Distribution Date, which shall (i) be substantially similar to the NDC SERP in all material respects; and (ii) recognize for all purposes thereunder the service of each Global Payments Employee that was recognized under the NDC SERP. Effective as of the Distribution Date, the Global Payments SERP shall assume and Global Payments shall be solely responsible for the liabilities under the NDC SERP with respect to each Global Payments Employee. Neither NDC nor any NDC Entity shall have any liability, obligation, or responsibility after the Distribution Date for the accrued benefits of each Global Payments Employee under the NDC SERP. NDC shall cause to be transferred to either Global Payments or to a "rabbi trust" created by Global Payments in connection with the Global Payments SERP any life insurance policy which insures the life of a Global Payments Employee who will participate in the Global Payments SERP. If, as of the Distribution Date, the cash surrender value of any life insurance policy insuring the life of a Global Payments Employee is more than the present value of the benefit accrued by such Employee under the NDC SERP as of the Distribution Date (with present value being the "accumulated benefit obligation" as determined under Financial Accounting Standard No. 87 ("ABO") as of the Distribution Date), then as soon as practicable following the Distribution Date, Global Payments shall transfer to NDC an amount equal to such excess. If, as of the Distribution Date, the cash surrender value of any life insurance policy insuring the life of a Global Payments Employee is less than the present value of the benefit accrued by such Employee under the NDC SERP as of the Distribution Date (with present value being the ABO as of the Distribution Date), then as soon as practicable following the Distribution Date, NDC shall transfer to Global Payments an amount equal to such deficit.

                                  ARTICLE VII
                          GENERAL AND ADMINISTRATIVE

     Section 7.01  Non-Termination of Employment, No Third-Party Beneficiaries.
                   -----------------------------------------------------------
No provision of this Agreement or the Distribution Agreement shall be construed to create any right, or accelerate entitlement, to any compensation or benefit whatsoever on the part of any Global Payments Employee or other future, present or former employee of NDC, an NDC Entity, Global Payments, or a Global Payments Entity under any NDC Plan or Global Payments Plan or otherwise. Without limiting the generality of the foregoing: (i) except as expressly provided in
Section 6.01(a), the Distribution shall not cause any employee to be deemed to have incurred a termination of employment which entitles such individual to the commencement of benefits under any of the NDC Plans, any of the Global Payments Plans, or any individual agreements; and (ii) except as expressly provided in this Agreement, nothing in this Agreement shall preclude Global Payments, at any time after the Close of the Distribution Date, from merging, amending, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any Global Payments Plan, any benefit under any Plan or any trust, insurance policy or funding vehicle related to any Global Payments Plan, and, beginning one year after the Close of the Distribution Date, from merging, amending, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any Global Payments Plan, any benefit under any Plan or any trust, insurance policy or funding vehicle related to any Global Payments Plan without regard to any provision in this Agreement.

     Section 7.02  Beneficiary Designations and Elections.  To the extent
                   --------------------------------------
permitted by law, all beneficiary designations and other elections made by Global Payments Employees for NDC Plans shall be transferred to and be in full force and effect under the corresponding Global Payments Plans until such beneficiary designations or elections are replaced or revoked by the Global Payments Employee who made the beneficiary designation or election. See also
Section 5.03(a)(i).

     Section 7.03  Consent of Third Parties.  If any provision of this Agreement
                   ------------------------
is dependent on the consent of any third party (such as a vendor) and such consent is withheld, NDC and Global Payments shall use their reasonable efforts to implement the applicable provisions of this Agreement to the full extent practicable. If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, NDC and Global Payments shall negotiate in good faith to implement the provision in a mutually satisfactory manner. The phrase "reasonable efforts" as used herein shall not be construed to require the incurrence of any non-routine or unreasonable expense or liability or the waiver of any right.

     Section 7.04  Sharing of Participant Information. "Participant Information"
                   ----------------------------------
means medical information, employment information, social security numbers and all other personally identifiable information. Except as limited by applicable state and federal law, NDC and Global Payments shall share, NDC shall cause each applicable NDC Entity to share, and Global Payments shall cause each applicable Global Payments Entity to share, with each other and their respective agents and vendors (without obtaining releases) all Participant Information necessary for the efficient and accurate administration of each of the NDC Plans and the Global Payments

Plans. Because of the sensitivity of such information, NDC and Global Payments shall take all safeguards and precautions necessary to insure the confidentiality of Participant Information. NDC shall be liable for any breach of confidentiality with respect to such Participant Information by NDC or NDC Entities, vendors or agents. Global Payments shall be liable for any breach of confidentiality with respect to such Participant Information by Global Payments or Global Payments Entities, vendors or agents. The Participant Information shall not be used for purposes other than those stated in this Agreement, unless required pursuant to legal process or unless prescribed by statute or government regulation. Notwithstanding any other provision herein, during the term of this Agreement, and thereafter, each party shall:

          (i) not disclose any Participant Information to unaffiliated persons, or to personnel who do not have a need to use such Participant Information for purposes of administering each of the NDC Plans and the Global Payments Plans, without the written authority of the other party;

          (ii) require any subcontractor or vendor utilized by either party to maintain a level of confidentiality consistent with the terms of these provisions.

     NDC and Global Payments and their respective authorized agents shall, subject to applicable laws on confidentiality, be given reasonable and timely access to, and may make copies of, all information relating to the subjects of this Agreement in the custody of the other party, to the extent necessary for the administration of the NDC Plans and the Global Payments Plans. Until December 31, 2000, or such other date as the parties may mutually agree, all Participant Information shall be provided in a manner and medium that is compatible with the data processing systems of NDC as in effect on the Close of the Distribution Date, unless otherwise agreed to by NDC and Global Payments.

     Section 7.05  Indemnity.
                   ---------

     (a) In any situation where the liabilities or obligations of a Plan maintained by NDC or an NDC Entity prior to the Distribution Date are divided between NDC and Global Payments under this Agreement so that each party maintains part of such Plan after the Distribution Date (such as the NDC Pension Plan and the NDC 401(k) Plan), there shall be equitably shared by NDC and Global Payments, in proportion to the liabilities retained or assumed with respect to such Plan as of the Distribution Date over the total liabilities of such Plan as of the Distribution Date, any and all claims, losses, liabilities, obligations, costs, costs of defense (as and when incurred, and including reasonable outside attorneys' and consultants' fees), expenses, fines, taxes, levies, imposts, duties, deficiencies, assessments, charges, penalties, allegations, demands, damages (including but not limited to actual, punitive or consequential, foreseen or unforeseen, known or unknown), settlements, awards or judgments of any kind or nature whatsoever arising out of, or with respect to, the liabilities and obligations of such Plan, other than acts or omissions occurring after the Distribution Date. The parties intend for this Section 7.05(a) to address unusual or unexpected liabilities that occur with respect to a Plan after the Distribution Date, such as a claim for breach of fiduciary duty with respect to a Plan, rather liabilities for payment of benefits in the normal course, and this Section shall be so interpreted.

     (b) Global Payments shall defend, indemnify and save and hold harmless NDC, its subsidiaries, any of their respective directors, shareholders, officers, employees, agents, consultants, representatives, successors, transferees or assignees from and against any and all claims, losses, liabilities, obligations, costs, costs of defense (as and when incurred, and including reasonable outside attorneys' and consultants' fees), expenses, fines, taxes, levies, imposts, duties, deficiencies, assessments, charges, penalties, allegations, demands, damages (including but not limited to actual, punitive or consequential, foreseen or unforeseen, known or unknown), settlements, awards or judgments of any kind or nature whatsoever arising out of, or with respect to, the liabilities and obligations assumed, and agreements made, by Global Payments pursuant to this Agreement. NDC shall defend, indemnify and save and hold harmless Global Payments, its subsidiaries, any of their respective directors, shareholders, officers, employees, agents, consultants, representatives, successors, transferees or assignees against any and all claims, losses, liabilities, obligations, costs, costs of defense (as and when incurred, and including reasonable outside attorneys' and consultants' fees), fines, taxes, levies, assessments, charges, penalties, allegations, demands, damages (including but not limited to actual, punitive or consequential, foreseen or unforeseen, known or unknown), settlements, awards or judgments of any kind or nature whatsoever arising out of, or with respect to, any liabilities and obligations retained or assumed, and agreements made, by NDC pursuant to this Agreement.


                                 ARTICLE VIII
                                 MISCELLANEOUS

     Section 8.01  Effect if Distribution Does Not Occur.  If the Distribution
                   -------------------------------------
does not occur, then all actions and events that are, under this Agreement, to be taken or occur effective as of the Close of the Distribution Date, Immediately After the Distribution Date, or otherwise in connection with the Distribution, shall not be taken or occur except to the extent specifically agreed to by Global Payments and NDC.

     Section 8.02  Relationship of Parties.  Nothing in this Agreement shall be
                   -----------------------
deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, it being understood and agreed that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship set forth herein.

     Section 8.03  Affiliates.  Each of NDC and Global Payments shall cause to
                   ----------
be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement to be performed by an NDC Entity or a Global Payments Entity, respectively.

     Section 8.04  Governing Law.  To the extent not preempted by applicable
                   -------------
federal law, this Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of Georgia, irrespective of the choice of laws principles of such state, as to all matters, including matters of validity, construction, effect, performance and remedies.

     Section 8.05  Entire Agreement, Construction.  This Agreement and the
                   ------------------------------
Ancillary Agreements (as defined in the Distribution Agreement), including, without limitation, any annexes, schedules and exhibits hereto or thereto, and other agreements and documents referred to herein and therein, will together constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and will supersede all prior negotiations, agreements and understandings of the parties of any nature, whether oral or written, with respect to such subject matter. In the event and to the extent that there is a conflict between the provisions of this Agreement and the provisions of the Distribution Agreement, the Transition Support Agreement, the Intercompany Information Services Agreement, the Intellectual Property Rights Agreement, the Tax Sharing and Indemnification Agreement or the Real Estate Agreement, the provisions of this Agreement shall control.

     Section 8.06  Expenses.  Except as expressly set forth in this Agreement,
                   --------
all costs and expenses incurred through the Close of the Distribution Date with respect to any employee matters described herein shall be charged to and paid by NDC. Except as otherwise set forth in this Agreement, all costs and expenses incurred following the Distribution Date with respect to any employee matters described herein shall be charged to and paid by the party for whose benefit the expenses are incurred, with any expenses that cannot be allocated on such basis to be split equally between the parties.

     Section 8.07  Notices.  All notices and communications under this Agreement
                   -------
shall be deemed to have been given (a) when received, if such notice or communication is delivered by facsimile, hand delivery or overnight courier, and, (b) three (3) business days after mailing if such notice or communication is sent by United States registered or certified mail, return receipt requested, first class postage prepaid. All notices and communications, to be effective, must be properly addressed to the party to whom the same is directed at its address as follows:

               If to NDC, to:

                    National Data Corporation
                    National Data Plaza
                    Atlanta, GA 30329
                    Attention: General Counsel


               If to Global Payments, to:

                    Global Payments Inc.
                    Four Corporate Square
                    Atlanta, GA 30329
                    Attention: General Counsel


     Either party may, by written notice delivered to the other party in accordance with this Section 8.07, change the address to which delivery of any notice shall thereafter be made.

     Section 8.08  Disputes.  All disputes arising from or in connection with
                   --------
this Agreement, whether based on contract, tort, statute or otherwise, including, but not limited to, disputes in connection with claims by third parties (collectively, "Disputes"), shall be resolved only in accordance with the provisions of Section 15.10 of the Distribution Agreement.

     Section 8.09  Amendment and Waiver.  This Agreement may not be altered or
                   --------------------
amended, nor may any rights hereunder be waived, except by an instrument in writing executed by the party or parties to be charged with such aleration, amendment or waiver. No waiver of any terms, provision or condition of or failure to exercise or delay in exercising any rights or remedies under this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, provision, condition, right or remedy or as a waiver of any other term, provision or condition of this Agreement.

     Section 8.10  Assignment.  Neither party to this Agreement will convey,
                   ----------
assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party in its sole and absolute discretion, except that other than as expressly provided herein any party may (without obtaining any consent) assign any of its rights hereunder to a successor to all or any part of its business. Any such conveyance, assignment or transfer requiring the prior written consent of another party which is made without such consent will be void ab initio. No assignment of this Agreement will relieve the assigning party of its obligations hereunder.

     Section 8.11  Captions.  The article, section and paragraph captions herein
                   --------
and the table of contents hereto are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof. Unless otherwise specified, all references herein to numbered articles or sections are to articles and sections of this Agreement and all references herein to annexes or schedules are to annexes and schedules to this Agreement.

     Section 8.12  Severability.  If any provision of this Agreement or the
                   ------------
application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and will in no way be affected, impaired or invalidated thereby. If the economic or legal substance of the matters contemplated hereby is affected in any manner adverse to any party as a result thereof, the parties will negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

     Section 8.13  Parties in Interest.  Neither of the parties hereto may
                   -------------------
assign its rights or delegate any of its duties under this Agreement without the prior written consent of the other party. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. Nothing contained in this Agreement, express or implied, is intended to confer any benefits, rights or remedies upon any person or entity other than members of the NDC Group and the Global Payments Group.

     Section 8.14  Schedules.  All annexes and schedules attached hereto are
                   ---------
hereby incorporated in and made a part of this Agreement as if set forth in full herein. Capitalized terms used in the schedules hereto but not otherwise defined therein will have the respective meanings assigned to such terms in this Agreement.

     Section 8.15  Waivers; Remedies.  No failure or delay on the part of either
                   -----------------
NDC or Global Payments in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any waiver on the part of either NDC or Global Payments of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor will any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties may otherwise have at law or in equity.

     Section 8.16  Further Assurances and Consents.  In addition to the actions
                   -------------------------------
specifically provided for elsewhere in this Agreement, each of the parties hereto will use its reasonable efforts to (a) execute and deliver such further instruments and documents and take such other actions as any other party may reasonably request in order to effectuate the purposes of this Agreement and to carry out the terms hereof and (b) take, or cause to be taken, all actions, and do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements or otherwise to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using its reasonable efforts to obtain any consents and approvals, make any filings and applications and remove any liens, claims, equity or other encumbrance on an Asset of the other party necessary or desirable in order to consummate the transactions contemplated by this Agreement; provided that no party hereto shall be obligated to pay any
           --------
consideration therefor (except for filing fees and other similar charges) to any third party from whom such consents, approvals and amendments are requested or to take any action or omit to take any action if the taking of or the omission to take such action would be unreasonably burdensome to the party or its Group or the business thereof.

     Section 8.17  Counterparts.  This Agreement may be executed in one or more
                   ------------
counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute one and the same Agreement.



                   (Signatures continued on following page)

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

                   (Signatures continued from previous page)


     IN WITNESS WHEREOF, the parties have caused this Employee Benefits Agreement to be duly executed as of the day and year first above written.

                              NATIONAL DATA CORPORATION


                              By: /s/ Randolph L. M. Hutto
                                 ----------------------------------

                              Title: Chief Financial Officer
                                    -------------------------------


                              GLOBAL PAYMENTS INC.



                              By: /s/ Paul R. Garcia
                                 ----------------------------------

                              Title: Chief Executive Officer
                                    -------------------------------

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